Exhibit 99.1

NewLake Capital Partners Reports Fourth Quarter and Full-Year 2021 Financial Results

Fourth Quarter 2021 Revenue Totaled $9.0 Million, an Increase of 12% Sequentially and 122% YoY

FY2021 Revenue of $28.2 Million, an Increase of 142% YoY

Fourth Quarter 2021 Net Income Attributable to Common Stockholders totaled $4.3 Million, FFO of $6.8 Million, and AFFO of $7.0 Million

New Canaan, CT, March 17, 2022 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (“The Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

“2021 was a transformative year for our company,” said David Weinstein, Chief Executive Officer of NewLake Capital Partners. “After closing a merger in March and our IPO in August, we have been deploying capital strategically and with the upmost discipline. Our portfolio today has a 14.5 year weighted average lease term, 12.5% weighted average yield and 2.5% average annual rent escalations. Additionally, we have increased our quarterly dividend in each of the last four quarters, to $0.33 per share in the first quarter of 2022 or $1.32 annually.”

Anthony Coniglio, President and Chief Investment Officer of NewLake Capital Partners commented, “Our pipeline in the fourth quarter of 2021 continued to be robust, providing meaningful opportunities to invest our capital into high-quality transactions. As the industry continues its rapid growth trajectory, we expect our pipeline to deliver further growth and diversification from both new and existing tenant relationships. We will continue to maintain our disciplined underwriting approach allowing us to maximize returns as we deploy capital and capture duration and yield for our shareholders.”

Fourth Quarter 2021 Financial Highlights and Subsequent Events (comparison to fourth quarter 2020):

●	Revenue more than doubled totaling $9.0 million, as compared to $4.1 million.
●	Net income attributable to common stockholders totaled $4.3 million, as compared to net income attributable to common stockholders of $2.9 million.
●	Funds from operations (“FFO”) totaled $6.8 million.
●	Adjusted funds from operations (“AFFO”) totaled $7.0 million.
●	Cash and cash equivalents as of December 31, 2021 was $127.1 million. As of December 31, 2021, $24.0 million was committed to funding tenant improvements.
●	Subsequent to December 31, 2021, funded $3.4 million of tenant improvements.
●

Subsequent to December 31, 2021, the board of directors declared a first quarter 2022 dividend of $0.33 per common share, equivalent to an annualized dividend of $1.32 per common share. The dividend is for the period beginning January 1, 2022 through March 31, 2022 and is payable on April 14, 2022 to stockholders of record at the close of business on March 31, 2022.

Full Year 2021 Financial Highlights (comparison to full year 2020)

●	Revenue totaled $28.2 million, as compared to $11.7 million.
●	Net income attributable to common stockholders totaled $11.2 million, as compared to a net loss of $10.7 million.
●	FFO totaled $19.1 million.
●	AFFO totaled $21.0 million.

Fourth Quarter 2021 Financial Highlights (comparison to third quarter 2021):

●	Revenue totaled $9.0 million, as compared to $8.1 million.
●	Net income attributable to common stockholders totaled $4.3 million, as compared to net income attributable to common stockholders of $2.7 million.
●	FFO totaled $6.8 million, as compared to FFO of $5.1 million.
●	AFFO totaled $7.0 million, as compared to AFFO of $5.9 million.

Portfolio Update:

During the fourth quarter, we funded $6.7 million of previously committed tenant improvement allowances and invested and committed over $50 million into two new properties creating new relationships and further diversification in our portfolio.

In December, we acquired a 70,000-square-foot industrial property in Missouri and entered into a long-term, triple-net lease with Organic Remedies of Missouri (“Organic Remedies”). NewLake’s total investment in the property will be $21.1 million, which includes $16.1 million funded at December 31, 2021 and a commitment to fund $5.0 million of tenant improvement allowances, $3.2 million of which has already been funded subsequent to year end. Organic Remedies operates the property as a cultivation and processing facility.

In October, we provided a $30 million nine-month senior secured loan that is structured to convert to a twenty-year sale leaseback, unless a specific provision in the loan agreement is satisfied prior to July 29, 2022. Hero Diversified Associates, Inc. (“HDAI”), which owns a state-licensed grower and processor of medical marijuana in Pennsylvania, operates the property as a cultivation and processing facility. Collateral for the loan includes a first-lien mortgage on the facility located in Erie, Pennsylvania, as well as other assets of HDAI.

Financial Results:

Rental income for the three months ended December 31, 2021, increased by approximately $4.3 million, to approximately $8.4 million, compared to approximately $4.1 million for the three months ended December 31, 2020. The increase in rental revenue was primarily attributable to:

●	The nineteen properties acquired in March 2021 in connection with the Merger, which generated approximately $2.8 million of rental revenue for the three months ended December 31, 2021.
●	The pre-merger properties which generated an increase of approximately $69,000 for the three months ended December 31, 2021.
●	The three properties acquired during the second quarter of 2021and one property acquired during the fourth quarter 2021 which generated approximately $1.5 million of rental income in 2021.

Rental income for the year ended December 31, 2021, increased by approximately $15.9 million, to approximately $27.6 million, compared to approximately $11.7 million for the year ended December 31, 2020. The increase in rental revenue was primarily attributable to:

●

The nineteen properties acquired in March 2021 in connection with the Merger, which generated approximately $8.5 million of rental revenue in 2021, representing the period from Merger closing on March 17, 2021 to December 31, 2021.

●

The three properties we acquired during the second quarter of 2021 and the one property we acquired during the fourth quarter of 2021 generated approximately $3.0 million of rental revenue during the year ended December 31, 2021.

●	Rental income from the pre-merger properties generated an increase of approximately $4.9 million of rental income during the year ended December 31, 2021.

Interest Income from the mortgage loan for the year ended December 31, 2021 was approximately $0.6 million, compared to $0 for the year ended December 31, 2020. The increase in Interest Income from the mortgage loan was attributable to the nine-month mortgage loan we entered into during the fourth quarter of 2021.

Net income attributable to common shareholders for the three months ended December 31, 2021, increased to $4.3 million, compared to a net income attributable to common shareholders of $2.9 million for the same period in 2020. Net income attributable to common shareholders for the year ended December 31, 2021, increased to $11.2 million, compared to a net loss attributable to common shareholders of $10.7 million for the same period in 2020. The 2020 net loss was attributable to the internalization of our external manager in July 2020.

On March 15, 2022, the Company declared a first quarter 2022 cash dividend of $0.33 per share of common stock, equivalent to an annualized dividend of $1.32. The dividend is for the period beginning on January 1, 2022 through the end of the first quarter, March 31, 2022 and is payable on April 14, 2022 to stockholders of record at the close of business on March 31, 2022.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

The following information is provided to assist stockholders with tax reporting requirements related to the tax treatment of common stock distributions declared in 2021.

Stockholders should review the 2021 tax statements received from their brokerage firms or other institutions to ensure that the statements substantially agree with the information provided below. Also, as each stockholder's tax situation may be different, stockholders are encouraged to consult with their own professional tax advisor with respect to their specific tax treatment of the Company's dividend distributions.

The Company's dividend distributions per share of common stock are to be classified for income tax purposes as follows:

Declaration Date	Record Date	Payment Date	2021 Distribution per Share	2021 Ordinary Dividend per Share	2021 Non-Dividend Distribution per Share	2021 199a Dividends per Share
February 27, 2021	February 27,2021	March 22, 2021	$0.15	$0.14	$0.01	$0.14
March 15, 2021	March 15,2021	March 29, 2021	0.08	0.07	0.01	$0.07
June 30, 2021	June 30,2021	July 15, 2021	0.24	0.22	0.02	$0.22
August 11, 2021	August 11,2021	August 12, 2021	0.12	0.11	0.01	$0.11
September 15, 2021	September 30,2021	October 15, 2021	0.12	0.11	0.01	$0.11
December 15, 2021	December 31,2021	January 14, 2022	0.31	0.29	0.02	$ 0.29
Total			$1.02	$0.94	$0.08	$0.94

Conference Call and Webcast Details:

Management will host a conference call and webcast at 8:30am Eastern Time to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the fourth quarter and full year 2021.

Event:	NewLake Capital Partners Fourth Quarter and Full Year 2021 Results Conference Call
Date:	Thursday, March 17, 2022
Time:	8:30 a.m. Eastern Time
Live Call:	+1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1533503&tp_key=b9fb9d0033

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until March 31, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13727566.

About NewLake Capital Partners, Inc.
NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 28 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis, and has provided one loan collateralized by a cultivation facility structured to convert to a sale-leaseback unless specific provisions are met by July 29, 2022. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements, including statements regarding the timing of settlement and the use of proceeds of the initial public offering, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, changes in the condition of the U.S. economy and, in particular, the U.S. real estate market.

NEWLAKE CAPITAL PARTNERS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31, 2021	December 31, 2020
ASSETS:
Real Estate
Land	$15,649	$2,490
Building and Improvements	272,432	124,121
Total Real Estate	288,081	126,611
Less Accumulated Depreciation	(9,155)	(2,650)
Net Real Estate	278,926	123,961
Cash and Cash Equivalents	127,097	19,617
Mortgage Loan Receivable	30,000	-
In-Place Lease Intangible Assets, net	24,002	-
Prepaid Expenses and Other Assets	858	598

TOTAL ASSETS	$460,883	$144,176

LIABILITIES AND EQUITY:

LIABILITIES:
Dividends, Dividend Equivalents and Distributions Payable	$6,765	$894
Security Deposits Payable	6,047	1,594
Loan Payable, net	3,759	-
Interest Reserve	2,144	-
Rent Received in Advance	1,429	-
Accrued Expenses and Other Liabilities	1,404	659

Total Liabilities	21,548	3,147

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 12.5% Series A Redeemable Cumulative Preferred Stock, 0 and 125 Shares Issued and Outstanding at December 31, 2021 and December 31, 2020	-	61
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 21,235,914 Shares Issued and Outstanding at December 31, 2021 and 7,758,145 Shares Issued and Outstanding at December 31, 2020	213	78
Additional Paid-In Capital	450,916	151,778
Accumulated Deficit	(23,574)	(17,154)

Total Stockholders' Equity	427,555	134,763

NONCONTROLLING INTERESTS	11,780	6,266

Total Equity	439,335	141,029

TOTAL LIABILITIES AND EQUITY	$460,883	$144,176

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Years Ended December 31,		For the Three Months Ended December 31,
	2021	2020	2021	2020
REVENUE:

Rental Income	$27,588	$11,663	$8,415	$4,069
Interest Income from Mortgage Loan	613	-	613	-

TOTAL REVENUE	28,201	11,663	9,028	4,069

EXPENSES:

Depreciation and Amortization Expense	8,097	2,603	2,496	911
General and Administrative Expense	6,445	4,056	1,878	794
Stock-Based Compensation	2,020	4,721	200	836
Property Expenses	144	-	51	-
Management Internalization Costs	-	12,360	-	-

TOTAL EXPENSES	16,706	23,740	4,625	2,541

Gain on Sale of Real Estate	-	1,491	-	1,491

INCOME (LOSS) FROM OPERATIONS	11,495	(10,586)	4,403	3,019

OTHER INCOME (EXPENSE):
Interest Income	100	153	61	-
Interest Expense	(6)	-	(6)	-

TOTAL OTHER INCOME (EXPENSE)	94	153	55	-

NET INCOME (LOSS)	11,589	(10,433)	4,458	3,019

Preferred Stock Dividends	(4)	(16)	-	(4)

Net Income Attributable to Noncontrolling Interests	(356)	(234)	(120)	(132)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$11,229	$(10,683)	$4,338	$2,883

Net Income (Loss) Attributable to Common Stockholders Per Share - Basic	$0.66	$(1.50)	$0.20	$0.40

Net Income (Loss) Attributable to Common Stockholders Per Share - Diluted	$0.65	$(1.50)	$0.20	$0.40

Weighted Average Shares of Common Stock Outstanding - Basic	17,011,991	7,123,165	21,235,914	7,181,120

Weighted Average Shares of Common Stock Outstanding - Diluted	17,566,470	7,123,165	21,904,623	7,181,120

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the year and three months ended December 31, 2021 and 2020 (in thousands, except share and per share amounts):

	For the Years ended December 31,		For the Three Months ended December 31,
	2021	2020	2021	2020

Net income (loss) attributable to common stockholders	$11,229	$(10,683)	$4,338	$2,883
Real estate depreciation and amortization	7,848	2,545	2,429	871
FFO attributable to common stockholders	19,077	(8,138)	6,767	3,754
Stock- based compensation	1,958	4,615	194	799
Management Internalization Costs	-	12,360	-	-
AFFO attributable to common stockholders	$21,035	$8,837	$6,961	$4,553
FFO per share – basic	$1.12	$(1.14)	$0.32	$0.52
FFO per share – diluted	$1.09	$(1.14)	$0.31	$0.52
AFFO per share – basic	$1.24	$1.24	$0.33	$0.63
AFFO per share – diluted	$1.20	$1.24	$0.32	$0.63
Weighted average shares outstanding – basic	17,011,991	7,123,165	21,235,914	7,181,120
Weighted average shares outstanding – diluted	17,566,470	7,123,165	21,904,623	7,181,120

We calculate FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than we do and therefore our computation of FFO may not be comparable to such other REITs.

We calculate AFFO by starting with FFO and adding back non-cash and certain non-recurring transactions, including non-cash components of compensation expense and our internalization costs. Other REITs may not define AFFO in the same manner as we do and therefore our calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

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Contact Information:
Anthony Coniglio

President and Chief Investment Officer

NewLake Capital Partners, Inc.
aconiglio@newlake.com

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

Valter@KCSA.com

PH: (212) 896-1254

Media Contact:
McKenna Miller

KCSA Strategic Communications
MMiller@kcsa.com

PH: (212) 896-1254